UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934
June 13, 2018
Date of Report (Date of earliest event reported)
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OpGen, Inc.
(Exact name of registrant as specified in its charter)
_________________
Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification No.)

708 Quince Orchard Road, Suite 205
Gaithersburg, MD 20878
 (Address of principal executive offices, including zip code)

(240) 813-1260
 (Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)
_________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [_]

Item 5.07   —   Submission of Matters to a Vote of Security Holders.
On June 13, 2018, the Company held its Annual Meeting for 2018.  At the Annual Meeting, the total number of shares represented in person or by proxy was 4,668,695 of the 5,962,996 shares of Common Stock outstanding and entitled to vote at the Annual Meeting as of the record date, April 26, 2018.  The following matters were voted upon at the Annual Meeting:
1. Election of Directors.  The following named persons were elected as Directors of the Company to serve until the next Annual Meeting of Stockholders in 2019 or until their successors are elected and qualified.  The votes cast were as follows:
Nominee	For	Vote Withheld

Evan Jones	1,252,867	23,266
Harry J. D'Andrea	1,254,313	21,820
Timothy J.R. Harris, Ph.D., D.Sc.	1,242,749	33,384
Tina S. Nova, Ph.D.	1,254,486	21,647
David M. Rubin, Ph.D.	1,253,625	22,508
Misti Ushio, Ph.D.	1,252,938	23,195
2. The vote of the stockholders to ratify the appointment of CohnReznick LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018, was:
4,628,074 votes	FOR the resolution
37,814 votes	AGAINST the resolution
2,807 votes	ABSTAIN

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OpGen, Inc.

By:	/s/ Timothy C. Dec
	Name:	Timothy C. Dec
	Title:	Chief Financial Officer
Date: June 15, 2018